Exhibit 10.34
EMPLOYMENT AGREEMENT
     THIS AGREEMENT, made as of this ___th day of ___, 2005, by and between ___ (hereinafter “Employee”) and GLOBAL EMPLOYMENT SOLUTIONS, INC. with its principal place of business located at 100 Presidential Boulevard, Bala Cynwyd, PA 19004, which as used in this Agreement shall include its affiliates, subsidiaries, related organizations, successors and assigns (hereinafter collectively “Employer”).
BACKGROUND
     WHEREAS, Employer desires to employ Employee in the position of ________; and
     WHEREAS, Employee desires to accept the employment offered by Employer upon the terms and conditions herein set forth.
     NOW, THEREFORE, intending to be legally bound hereby, and in consideration of the mutual covenants set forth herein, Employee and Employer agree as follows:
     1. Employment and Duties. Employer shall employ Employee in the position of ___. Employee’s employment will be on an “at-will” basis which means that Employee’s employment may be terminated by either Employee or Employer at any time, for any reason, with or without cause. Nothing in this Agreement shall be construed as a guarantee of employment for any specific period.
          Employee shall serve as a ___, shall perform the duties associated with that position and shall also have such other responsibilities and duties, consistent with Employee’s position and expertise, as may from time to time be prescribed by Employer. Employee shall perform his/her duties and responsibilities with fidelity and to the best of his/her ability. Employee shall devote his/her full time, energy, skill and best efforts to the business and affairs of Employer. In addition, Employee shall comply with Employer’s policies, standards and regulations as determined by Employer.
          1.1 Business of Employer. Employee acknowledges, understands and agrees that Employer is a nationwide, full service, multi-divisional staffing, recruiting and search organization that meets the hiring needs of its customers. Employer’s business covers all industries with widespread recruiting expertise in areas, including but not limited to, information technology, engineering, accounting and finance, software and hardware, healthcare, nursing, pharmacy, allied health professions, pharmaceuticals, sales, architectural, e-commerce, manufacturing, purchasing, biotech, HVAC, personnel, programming, embedded, materials management, production, and customized executive searches. In addition to Global Employment Solutions, Inc., Employer has conducted business and trades under the names Main Line Personnel, Inc., White Coat Staffing and Main Line Consulting Services. (“Business of Employer”).
     2. Compensation.
          2.1 Base Salary. In consideration of the services rendered by Employee to Employer, Employee shall receive an annual base salary of ___ Thousand Dollars ($___,000.00) (“Base Salary”), payable in equal periodic installments in accordance with Employer’s regular payroll practices in effect from time to time. Employee’s Base Salary may be reviewed periodically by Employer, and may be increased or decreased in the sole discretion of the Employer. As defined in your Compensation Plan, your salary is treated like a draw as it relates to commissions. You are not eligible to receive a commission until you have covered your desk cost. Upon termination, remaining base salary balances or draw balances will be deducted from a final check.
          2.2 Commission. Employee shall also be entitled to participate in and receive commissions in accordance with Employer’s commission program, if any, as may be in effect from time to time, to the extent Employee is eligible under the general provisions thereof. Employer may, in its sole discretion, modify, alter or discontinue the commission program available to Employee at any time upon written notice to Employee.
               2.2.1 Employer shall pay to Employee a commission on each completed sale made by employee on all monies Employer actually receives as a result of the completed sale made by Employee. No commission will be deemed earned by Employee until Employer receives payment-in-full for a completed sale. Employee understands and agrees, however, that he/she shall not be entitled to receive, nor shall Employer have any obligation to pay, any commissions on monies received by Employer, based on a sale completed by Employee, if such monies are received by Employer after Employee’s last day of employment, regardless of the reason for the Employee’s termination from employment.
               2.2.2 Payment of commissions earned shall be made to Employee by Employer on a bi-weekly basis, payable in accordance with Employer’s normal payroll practices for such employees. Employer shall deduct or cause to be deducted from each commission payment all taxes and amounts required by law to be withheld. Employer may, in its sole discretion, hereafter and from time to time, increase or decrease the amount of Employee’s commission. Any changes to Employee’s commission shall be effective upon written notice to Employee.
               2.2.3 As money is collected by Employer based on a sale made by Employee, Employee shall receive a statement setting forth details regarding the sale and compensation to be paid. Such statement shall be considered final and correct unless Employee raises any questions within ten (10) days from the date of its receipt.
          2.3 Benefits. During his/her employment, Employee shall be entitled to participate in all fringe benefits, if any, as may be in effect from time to time which are generally available to Employees of Employer, to the extent he/she is eligible under the general provisions thereof. Employer may, in its sole discretion, increase, decrease or modify the benefits available to Employee. Such changes shall be effective upon written notice to Employee.
          2.4 Draw. Employee may, at some time during his/her employment, receive a payroll advance against future commissions. This payroll advance is called a “Draw”. Employee understands and agrees that this Draw is an advance against future commissions earned, a loan, which Employee is responsible to pay back to Employer by way of earned commissions or other means. At the time of the Employee’s termination from Employer (voluntary or involuntary), should Employee’s commissions earned fail to cover his/her Draw Balance, Employee understands and agrees that he/she shall be responsible to repay to Employer, upon demand by Employer, any portion of the Draw which was not satisfied by earned commissions. Furthermore, any remaining Draw Balance will be deducted from the Employee’s final paycheck (regardless of the type of pay included in the paycheck. For example: base salary, vacation payout, commissions, bonus, etc.).

     3. Termination Of Employment. Upon termination of Employee’s employment by either Employer or Employee regardless of the reason, Employee agrees that he/she shall promptly return to Employer all Employer property, documentation, correspondence, literature, memorandum, files, customer, prospective customer and candidate lists and information, business card files, computer files, financial information, leads, account information, manuals, materials, reports, and all other Employer documents or records in Employee’s possession or control, no matter from whom or in what manner acquired, and any and all copies thereof. Employee shall also return to Employer all Employer equipment, computers, computer disks, personal data assistants or other hand-held computerized devices, cell phones, CD Rom disks, and any other Employer property in Employee’s possession, custody or control, that Employee shall completely delete all remaining computer files or e-mails containing any Employer information from the hard drive of his/her personal computer or held-held computerized devices, and that he/she shall not retain any copies thereof.
     4. Employee’s Covenants. In consideration of employee’s employment with Employer, and other good and sufficient consideration which Employee hereby acknowledges receipt of, Employee agrees to be bound by the following restrictive covenants which Employee understands and agrees shall remain in full force and effect both during Employee’s employment and after Employee’s termination from employment regardless of the reason for Employee’s termination.
          4.1 Non-Competition. During Employee’s employment, and for a period of twelve (12) months after termination for any reason, Employee will not, in any capacity (including, but not limited to, owner, operator, partner, member, shareholder, consultant, advisor, financier, agent, employee, officer, director, manager or otherwise), directly or indirectly, for his/her own account or for the benefit of any natural person, corporation, partnership, trust, estate, joint venture, sole proprietorship, association, cooperative or other entity (“Person”), establish, engage in, work for, or be connected with, except as an employee of Employer, any business in competition with the Business of Employer, if such business competes with the Business of Employer within a radius of one hundred (100) miles of any office then maintained by Employer.
          4.2 Non-Solicitation. During Employee’s employment, and for a period of twelve (12) months after termination for any reason, Employee will not, directly or indirectly, for his own account or for the benefit of any Person or entity:
               4.2.1 solicit, service, contact, or aid in the solicitation or servicing of any Person or entity which is or was a customer, prospective customer, client, prospective client or candidate of Employer within two (2) years prior to Employee’s termination (“Employer Customers/Clients/Candidates”), for the purpose of (a) selling services or goods in competition with the Business of Employer; (b) inducing Employer Customers/Clients/Candidates to cancel, transfer or cease doing business in whole or in part with Employer; or (c) inducing Employer Customers/Clients/Candidates to do business with any Person or business entity in competition with the Business of Employer.
               4.2.2 solicit, aid in solicitation of, induce, contact for the purpose of, encourage or in any way cause any employee of Employer to leave the employ of Employer, or interfere with such employee’s relationship with Employer.
          4.3 Non-Disclosure. Employee acknowledges and agrees that, during the course of employment with Employer, Employee will learn and have access to Employer’s trade secrets, confidential information, and proprietary materials which include but are not limited to,

Employer customer, prospective customer, client and candidate lists, accounts and information, services, training techniques, methods of operation, pricing, costs, sales, sales strategies and methods, marketing, marketing strategies and methods, products, product development, research, know-how, policies, financial information, financial condition, and other information which is not generally available to the public, and which has been developed or acquired by Employer with considerable effort and expense. Employee covenants and agrees to hold all of the foregoing trade secrets, confidential information and proprietary materials in the strictest confidence and shall not disclose, divulge or reveal the same to any Person or entity during the term of his/her employment with Employer or at any time thereafter. Employee further covenants and agrees not to remove any Employer trade secrets, confidential information and proprietary materials or any other Employer documents or property from Employer’s office without the express written consent of Employer.
          4.4 Enforcement. Employee acknowledges that the covenants and agreements of this Section 4 (“Covenants”) herein are of a special and unique character, which give them peculiar value, the loss of which cannot be reasonably or adequately compensated for in an action at law. Employee further acknowledges that any breach or threat of breach by Employee of any of the Covenants will result in irreparable injury to Employer for which money damages could not be adequate to compensate Employer. Therefore, in the event of any such breach or threatened breach, Employer shall be entitled, in addition to all other rights and remedies which Employer may have at law or in equity, to have an injunction issued by any competent court enjoining and restraining Employee and/or all other Persons involved therein from committing a breach or continuing such breach. Employee understands and agrees that he/she shall be liable to pay Employer’s reasonable attorneys fees and costs in any successful action to enforce this Agreement. The remedies granted to Employer in this Agreement are cumulative and are in addition to remedies otherwise available to Employer at law or in equity. The Covenants contained in this Section 4 are independent of any other provision of this Agreement, and the existence of any claim or cause of action which Employee or any such other Person may have against Employer shall not constitute a defense or bar to the enforcement of any of the Covenants. If Employer is obliged to resort to litigation to enforce any of the Covenants which has a fixed term, then such term shall be extended for a period of time equal to the period during which a material breach of such Covenant was occurring, beginning on the date of a final court order (without further right of appeal) holding that such a material breach occurred, or, if later, the last day of the original fixed term of such Covenant.
          4.5 Acknowledgements/Consideration. Employee expressly acknowledges that the Covenants are a material part of the consideration bargained for by Employer, and, without the agreement of Employee to be bound by the Covenants, Employer would not have agreed to employ Employee and enter into this Agreement. Employee further acknowledges and agrees that the Business of Employer and its services are highly competitive, and that the Covenants contained in this Section 4 are reasonable and necessary to protect Company’s legitimate business interests and prevent improper and unfair competition. In addition, Employee acknowledges that in the event his/her employment with Employer terminates, he/she will still be able to earn a livelihood without violating this Agreement, and that the Covenants contained in this Section 4 are material conditions to his/her employment and continued employment with Employer.
          4.6 Scope. If any portion of any Covenant or its application is construed to be invalid, illegal or unenforceable, then the other portions and their application shall not be affected thereby and shall be enforceable without regard thereto. If any of the Covenants are determined to be unenforceable because of its scope, duration, geographical area or similar factor, then the court making such determination shall have the power to reduce or limit such scope, duration, area or other factor, and such Covenant shall then be enforceable in its reduced or limited form.
     5 Miscellaneous.
          5.1 Entire Understanding. This Agreement sets forth the entire understanding between the parties with respect to the subject matter hereof and supersedes all prior and contemporaneous, written, oral, expressed or implied, communications, agreements and understandings with respect to the subject matter hereof.
          5.2 Modification. This Agreement shall not be amended, modified or supplemented except in writing and signed by the CEO of the Corporation.
          5.3 Prior Agreements. Employee represents to Employer (1) that there are no restrictions, agreements or understandings whatsoever to which Employee is a party which would prevent or make unlawful his/her execution of this Agreement, (2) that his/her employment hereunder shall not constitute a breach of any contract, agreement or understanding, oral or written to which he/she is a party or by which he/she is bound and (3) that he/she is free and able to execute this Agreement and to enter into employment by Employer.
          5.4 Parties in Interest. This Agreement and all rights of Employee hereunder shall inure to the benefit of, bind and be enforceable by Employee and his heirs, personal representatives, estate and beneficiaries, and by Employer and its successors and assigns.
          5.5 Assignment. Employee understands and agrees that Employer only shall have the right to assign or otherwise transfer its rights and duties under this Agreement,

including but not limited to all Covenants contained in Section 4 above, to any successor, affiliated business or corporation, whether by sale of stock, merger, consolidation, sale of assets or otherwise. This Agreement may not, however, be assigned by Employee to any third party, nor may Employee delegate his duties under this Agreement.
          5.6 Severability. If any provision of this Agreement is construed to be invalid, illegal or unenforceable, then the remaining provisions hereof shall not be affected thereby and shall be enforceable without regard thereto.
          5.7 Section Headings. Section and subsection headings in this Agreement are inserted for convenience of reference only, and shall neither constitute a part of this Agreement nor affect its construction, interpretation, meaning or effect.
          5.8 References. All words used in this Agreement shall be construed to be of such number and gender as the context requires or permits.
          5.9 Controlling Law. This Agreement is made under, and shall be governed by, construed and enforced in accordance with, the substantive laws of the Commonwealth of Pennsylvania applicable to agreements made and to be performed entirely therein.
          5.10 Exclusive Jurisdiction. The parties hereto irrevocably consent to the exclusive jurisdiction of the courts of Pennsylvania in any action or proceeding between the parties hereto and both of the parties agree to service of process by hand delivery or by certified mail, to Employer at the address set forth above, and to Employee at the address Employee provided to Employer for purposes of tax and payroll records.
          5.11 Non-Waiver. Neither the failure nor delay on the part of either party to exercise any right, remedy, power or privilege under this Agreement shall operate as a waiver thereof, nor shall the single or partial exercise of any right, remedy, power or privilege preclude any other or further exercise of the same or any other right, remedy, power or privilege with respect to any occurrence, nor be construed as a waiver of such right, remedy, power or privilege with respect to any other occurrence. No waiver shall be effective unless it is in writing and is signed by the party asserted to have granted such waiver.
          5.12 Acknowledgement. Employee acknowledges that he/she has carefully read and fully understands the provisions of this Agreement, including the Covenants contained in Section 4 above, and has had sufficient time and opportunity to review this Agreement prior to executing it. Employee further acknowledges that he/she enters into this Agreement knowingly and voluntarily, and signs this Agreement with the full intention of being bound by its terms, including the Covenants contained in Section 4 above.

     IN WITNESS WHEREOF, the parties have executed this Agreement the day and year first above mentioned, intending to be legally bound hereby.

GLOBAL EMPLOYMENT SOLUTIONS, INC.		EMPLOYEE:

By:

Dated:	Dated: